UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 31, 2019

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange
0.625% Senior Notes due 2020	WHR 20	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated With Exit or Disposal Activities.

On June 6, 2019, Whirlpool Corporation (the “Company”) filed a Current Report on Form 8-K disclosing that on May 31, 2019, the Company’s Europe, Middle East and Africa region (“Whirlpool EMEA”) announced certain updates to Whirlpool EMEA’s Italian industrial plan. In connection with the update, Whirlpool EMEA announced its intention to reconvert its Naples, Italy manufacturing plant and potentially sell the plant to a third party.   At that time, the Company was unable to determine the estimated amount or range of amounts to be incurred by major cost type or the future cash expenditures pursuant to this restructuring program. The Company is filing this Form 8-K/A to report that on September 16, 2019, it entered into a preliminary agreement to sell the plant to a third-party purchaser and to support costs associated with the transition. Finalization of the transaction is subject to satisfaction of certain conditions precedent.

The Company now anticipates that it will incur approximately $19 million in employee-related costs, approximately $29 million in asset impairment costs, and approximately $79 million in other associated costs in connection with this action. The Company estimates that $98 million of the estimated $127 million total costs will result in future cash expenditures. The Company estimates that approximately $122 million of the $127 million total costs will be incurred in 2019 and that approximately $73 million of the estimated $98 million total cash expenditures will occur in 2019. The Company expects these actions to be completed in 2020.

As discussed on the Company’s second-quarter earnings call, restructuring guidance was adjusted to reflect additional opportunities in the Company’s EMEA region, inclusive of the Company’s previously disclosed intention to sell this Naples, Italy manufacturing plant. The costs outlined above were broadly encompassed within that adjusted guidance.

Cautionary Statements Regarding Forward-looking Statements
Certain statements in this current report relating to the Company’s anticipated charges and cash expenditures, and the timing for completion of these actions, constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the risk that a final agreement with the purchaser may not be reached and that associated transition costs may exceed the Company's expectations. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2019                     WHIRLPOOL CORPORATION

By:     /s/ BRIDGET K. QUINN
Name:     Bridget K. Quinn
Title:     Assistant General Counsel and Corporate Secretary